Exhibit 99.2

Information with respect to Directors and Executive Officers of the Reporting Persons

Name, business address, present principal occupation or employment and place of citizenship of the directors and executive officers of

BPIFRANCE PARTICIPATIONS S.A.

The name, business address and present principal occupation or employment of each of the directors and executive officers of Bpifrance Participations S.A. are set forth below. The business address of each director and executive officer is Bpifrance Participations S.A., 27-31, avenue du Général Leclerc, 94710 Maisons-Alfort Cedex, France. Unless otherwise indicated, each director and executive officer is a citizen of France.

BOARD OF DIRECTORS

Name	Present Principal Occupation or Employment

NICOLAS DUFOURCQ	Director, Chairman, Chief Executive Officer of Bpifrance Participations, and Chief Executive Officer of Bpifrance

MARION CABROL	Director, Investment manager at the Department of strategic holdings at Caisse des Dépôts

OLIVIER RAVEL	Director, Head of M&A within the Department of strategic holdings at Caisse des Dépôts

FREDERIC SAINT-GEOURS	Director, formerly vice chairman of the board of directors of SNCF SA

FRENCH STATE represented by GuilLemette Kreis	Director, Investment manager at the Agence des Participations de l’Etat (French State Shareholding Agency)

CAMILLE SUTTER	Director, head of the Corporate Financing and Development Office, Direction Générale du Trésor (French Treasury)

CHLOE MAYENOBE	Director, Chief Operating Officer at Thunes

CAROLINE PAROT	Director, CEO of Groupe Maisons de Famille

JEROME GAZZANO	Director, deputy Director for Innovation in the General Directorate for Companies of the Ministry of Economy and Finance

PIERRE AUBOUIN	Director, deputy Director of Investment and Director of the division Sales and Strategic management of the Portfolio Banque des Territoires

EXECUTIVE OFFICERS

Name	Present Principal Occupation or Employment

NICOLAS DUFOURCQ	Chief Executive Officer

JOSÉ GONZALO	Executive Director

PIERRE BENEDETTI	Chief Financial Officer

Name, business address, present principal occupation or employment and place of citizenship of the directors and executive officers of

CAISSE DES DÉPÔTS

The name, business address and present principal occupation or employment of each of the members of the Management Committee of Caisse des Dépôts are set forth below. The business address of each director and executive officer is Caisse des Dépôts, c/o 56, rue de Lille, 75007 Paris, France. Unless otherwise indicated, each such person is a citizen of France.

MANAGEMENT COMMITTEE

Name	Present Principal Occupation or Employment

OLIVIER SICHEL	Chief Executive Officer of Caisse des Dépôts

NICOLAS DUFOURCQ	Chief Executive Officer of Bpifrance

VIRGINIE CHAPRON-DU JEU	Head of Risk Management of Caisse des Dépôts

PIERRE CHEVALIER	Head of Legal Affairs, compliance and Ethics

NATHALIE TUBIANA	Head of finance and Sustainable Development Policy at Caisse des Dépôts

OLIVIER MAREUSE	Deputy Chief Executive Officer and Head of Asset Management and Saving Funds

CATHERINE MAYENOBE	Deputy Chief Executive and Head of Operations and Business Transformation Director of Caisse des Dépôts

SOPHIE QUATREHOMME	Head of Communications, Corporate Sponsorship and Partnerships

MARIANNE KERMOAL-BERTHOME	Head of Social Policy

ANTOINE SAINTOYANT	Deputy general manager at Caisse des Dépôts and Head of Banque des Territoires

JULIE-AGATHE BAKALOWICZ	Chief Advisor to the Chief Executive Office

AURELIE ROBINEAU-ISRAĒL	Head of Human Resources

AUDREY GIRARD	Head of Strategic Investments

Name, business address, present principal occupation or employment and place of citizenship of the directors and executive officers of

EPIC BPIFRANCE

The name, business address and present principal occupation or employment of each of the directors and executive officers of EPIC Bpifrance are set forth below. The business address of each director and executive officer is EPIC Bpifrance, 27-31, avenue du Général Leclerc, 94710 Maisons-Alfort Cedex, France. Unless otherwise indicated, each director and executive officer is a citizen of France.

DIRECTORS

Name	Present Principal Occupation or Employment

JEAN BENSAÏD	Director, Chairman, Chief Executive Officer of EPIC Bpifrance

ESTELLE DHONT-PELTRAULT	Director, assistant to the Head of the Innovation, Technology Transfer and Regional Action Department in the General Directorate for Research and Innovation

SANDRINE MENARD	Director, Deputy for Corporate Financing and Financial Markets

JOHN PALACIN	Director, Head of the office for the General Secretary for Public Investment

CÉDRIC PEIGNAT	Director, Head of the office for Energy, Investments, Industry and Innovation in the General Directorate for Budget of the Ministry of Economy and Finance

EMMANUELLE BENHAMOU	Director, Deputy at the audit and accounting department of the Agence des Participations de l'Etat (French State Shareholding Agency)

DAVID HELM	Director, Head of Innovation Financing and Intellectual Property in the General Directorate for Companies of the Ministry of Economy and Finance

Name, business address, present principal occupation or employment and place of citizenship of the directors and executive officers of

BPIFRANCE S.A.

The name, business address and present principal occupation or employment of each of the directors and executive officers of Bpifrance S.A. are set forth below. The business address of each director and executive officer is Bpifrance S.A., 27-31, avenue du Général Leclerc, 94710 Maisons-Alfort Cedex, France. Unless otherwise indicated, each director and executive officer is a citizen of France.

DIRECTORS

Name	Present Principal Occupation or Employment

OLIVIER SICHEL	Director, Chairman of Bpifrance, Chief Executive Officer of Caisse des Dépôts

NICOLAS DUFOURCQ	Director, Chief Executive Officer of Bpifrance and Director, Chairman and Chief Executive Officer of Bpifrance Participations

ANTOINE SAINTOYANT	Director, Deputy general manager at Caisse des Dépôts and Head of Banque des Territoires

ALEXIS ZAJDENWEBER	Director, Chairman of the Agence des Participations de l'Etat (French State Shareholding Agency)

MARIE DELEAGE	Director representing the employees of Bpifrance

PHILIPPE BAYEUX	Director representing the employees of Bpifrance

PIERRE-ANDRE DE CHALENDAR	Director, honorary Chairman of Saint-Gobain

MARTINE BOUTINET	Director representing the shareholders of Bpifrance, Corporate Director

STEPHANIE SCHAER	Director, former Interministerial director of digital affairs

MARION CABROL	Director, Investment manager in the Department of strategic holdings at Caisse des Dépôts

STEPHANIE PERNOD	Director, Vice-president of the Regional Council of Auvergne-Rhône-Alpes, in charge of the economy, relocation, regional preference and digital

NATHALIE TUBIANA	Director, Head of finance and sustainable policy of Caisse des Dépôts

CLAIRE CHEREMETINSKI	Director, Deputy Director General of the Treasury

BRICE HUET	Director, General commissioner for sustainable development

DELPHINE GARCIN-MEUNIER	Director, Corporate Director

Name, business address, present principal occupation or employment and place of citizenship of the directors and executive officers of

CDC CROISSANCE S.A.

The name, business address and present principal occupation or employment of each of the directors and executive officers of CDC Croissance S.A. are set forth below. The business address of each director and executive officer is CDC Croissance S.A., 209, 4 square Edouard VII, 75009 Paris, France. Unless otherwise indicated, each such person is a citizen of France.

BOARD OF DIRECTORS

Name	Present Principal Occupation or Employment

OLIVIER MAREUSE	Chief Investment Officer and Director of Saving Funds at Caisse des Dépôts.

LAURENCE GIRAUDON	Director, Chief Operating Officer, Finance and Operations Department, Asset Management Division

GILLES HAYEM	Director, Head of Listed Equities Portfolio Management, Asset Management Division at Caisse des Dépôts

FLORENCE BONNEVAY	Director, Chief Executive Officer of Allesens

OLIVIER HEREIL	Director, Chief Investment Officer at BNP Paribas Cardif

EXECUTIVE OFFICERS

Name	Present Principal Occupation or Employment

AUDE DE LARDEMELLE	Chief Executive Director